Exhibit 99.1

Lisata Therapeutics Enters Into Term Sheet to be Acquired by Kuva Labs for $4.00 Per Share in an All-Cash Tender Offer

Stockholders to also receive two contingent value rights valued at $1 per share, each entitled to be received upon the achievement of certain milestones

Offer represents an approximate 85% premium over the most recent closing price of Lisata stock

BASKING RIDGE, NJ (January 21, 2026) – Lisata Therapeutics, Inc. (Nasdaq: LSTA) (“Lisata” or the “Company”), a clinical-stage pharmaceutical company developing innovative therapies for the treatment of advanced solid tumors and other serious diseases, today announced that it has entered into a binding term sheet to be acquired by Kuva Labs, Inc. (“Kuva”), a privately-held company. Pursuant to the terms and conditions of the term sheet, Kuva and Lisata agreed to negotiate in good faith and enter into a customary purchase agreement to consummate a negotiated acquisition of Lisata by Kuva whereby Kuva will commence a tender offer to purchase all of the outstanding shares of common stock of Lisata at a price of $4.00 per share in cash. Additionally, Lisata stockholders will be entitled to receive two non-tradeable contingent value rights (CVRs), payable as follows: (1) $1.00 per share, in cash, within 12 months of the date on which rights to certepetide in the Greater China region revert to Lisata from Qilu Pharmaceutical; and (2) $1.00 per share, in cash, upon the filing of an NDA or similar registration document by Kuva for approval to commercialize certepetide in any indication in any jurisdiction. The term sheet and transaction contemplated thereby have been unanimously approved by the boards of directors of Lisata and Kuva. The Company and Kuva expect to enter into a definitive purchase agreement prior to February 27, 2026. More information is available on the Company’s Form 8-K relating to this announcement.
The $4.00 per share cash offer price represents an approximate 85% premium and, including both CVRs, an approximate 180% premium to Lisata’s most recent closing stock price and reflects the strategic value of the Company's clinical pipeline and the breakthrough potential of its lead product candidate, certepetide.
In November 2024, Kuva had licensed Lisata's iRGD cyclic peptide product candidate, certepetide, as a targeting and enhanced delivery agent to be used with Kuva’s NanoMark™ platform technology and has begun development of a potentially new class of advanced magnetic resonance (MR) imaging agents that could enable the safe, non-invasive and unambiguous detection of solid tumor cancers.
About Certepetide
Certepetide (formerly LSTA1), an internalizing RGD (arginyl-glycyl-aspartic acid or iRGD), cyclic peptide product candidate, is an investigational drug designed to activate a novel uptake pathway that allows co-administered or tethered anti-cancer drugs to target and penetrate solid tumors more effectively. Certepetide actuates this active transport system in a tumor-specific manner, resulting in systemically co-administered anti-cancer drugs more efficiently penetrating and accumulating in the tumor. Certepetide also has been shown to modify the tumor microenvironment resulting in tumors which are more susceptible to immunotherapies. We and our collaborators have amassed significant non-clinical data demonstrating enhanced delivery of a range of emerging anti-cancer therapies, including immunotherapies and RNA-based therapeutics. To date, certepetide has also demonstrated favorable safety, tolerability, and clinical activity in completed and ongoing clinical trials designed to test its ability to enhance the effectiveness of standard-of-care chemotherapy for pancreatic cancer. Lisata is exploring the potential of certepetide to enable a variety of treatment modalities to treat a range of solid tumors more effectively. Certepetide has been awarded Fast Track designation (U.S.) and Orphan Drug Designation for pancreatic cancer (U.S. and E.U.) as well as Orphan Drug Designation for glioma (U.S.) and osteosarcoma (U.S.). Additionally, certepetide has received Rare Pediatric Disease Designation for osteosarcoma (U.S.).
About Lisata Therapeutics
Lisata Therapeutics is a clinical-stage pharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies for the treatment of advanced solid tumors and other major diseases. Lisata’s cyclic peptide product candidate, certepetide, is an investigational drug designed to activate a novel uptake pathway that allows co-administered or tethered anti-cancer drugs to selectively target and penetrate solid tumors more effectively. Lisata has already established noteworthy commercial and R&D partnerships based on its CendR Platform® technology. The Company expects to announce numerous milestones over the next 1.5 years and believes that its projected capital will fund operations into the first quarter of 2027, encompassing anticipated data milestones from its ongoing clinical trials. For a comprehensive overview of certepetide's mechanism of action, please view our informative short film. For more information on the Company, please visit www.lisata.com.
About Kuva Labs
Kuva Labs is a preclinical bioscience company developing the proprietary NanoMark direct MR imaging platform. Kuva was founded in 2019, after its founders experienced tragic losses in cancer cases which could have been presented with better tools. In partnership with leading oncology research organizations Kuva is seeking to transform the way cancer is seen and ultimately treated. This technology enables the selective and unambiguous imaging of solid tumors with the highest contrast and spatial resolution without the use of ionizing radiation. This information speeds both accurate diagnosis and treatment - delivering better and quicker clinical intervention and better overall outcomes. For more information, please visit www.kuvalabs.com.
Additional Information and Where to Find It
The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Kuva intends to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Kuva and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “investor relations” section of the Company’s website at www.lisata.com.
INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.
Forward-Looking Statements
The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: statements regarding the planned entry into the Purchase Agreement and the completion of the transactions contemplated by the Term Sheet and the Purchase Agreement, if executed, and the timing thereof; expectations regarding the benefits sought to be achieved in the transactions; and Kuva’s strategic vision. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business and the proposed transactions, including, without limitation: uncertainties as to the timing of the entry into of the Purchase Agreement, if at all; uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Term Sheet may result in significant costs of defense, indemnification and liability; and other risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s periodic reports it files with the SEC, as well as the tender offer materials to be filed by Kuva and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Media and Investors:
Lisata Therapeutics
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone: 908-842-0084
Email: jmenditto@lisata.com

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